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EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-200449) pertaining to the Vitae Pharmaceuticals, Inc. 2014 Equity Incentive Plan, 2014 Employee Stock Purchase Plan, 2013 Stock Plan, 2004 Stock Plan, and 2001 Stock Plan, of our report dated March 31, 2015, with respect to the financial statements of Vitae Pharmaceuticals, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2014.

/s/ Ernst & Young LLP
Philadelphia, Pennsylvania March 31, 2015

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  EXHIBIT 23.1
Consent of Independent Registered Public Accounting Firm